UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Apple Inc.

(Exact name of Registrant as specified in its charter)

California	94-2404110
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Apple Park Way

Cupertino, California 95014

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
0.000% Notes due 2025	The Nasdaq Stock Market LLC
0.500% Notes due 2031	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-228159

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Apple Inc. (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated November 7, 2019 (the “Prospectus Supplement”) to a prospectus dated November 5, 2018 contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-228159) (the “Registration Statement”), which Registration Statement was filed with the Commission on November 5, 2018 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” and “Certain U.S. Federal Income Tax Considerations” in the Prospectus Supplement and “Description of the Debt Securities” in the Prospectus.

Item 2.	Exhibits

Exhibit No.	Exhibit Description

4.1

Indenture dated as of November  5, 2018 between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-228159) filed with the Commission on November 5, 2018).

4.2

Forms of 0.000% Note due 2025 and 0.500% Note due 2031, together with Officer’s Certificate issued November 15, 2019 setting forth the terms of the Notes (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-36743) filed with the Commission on November 15, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 15, 2019	Apple Inc.

	By:	/s/ Luca Maestri
Name: Luca Maestri
Title: Senior Vice President, Chief Financial Officer